Exhibit 99.1

FOR IMMEDIATE RELEASE

RPC, Inc. Announces Share Repurchases in the First Quarter of 2011

ATLANTA, April 5, 2011 -- RPC, Inc. (NYSE: RES) announced today that during the quarter ended March 31, 2011 it purchased 810,377 shares under its share repurchase program.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc., please contact:

Ben M. Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net